Exhibit 10.3
AMENDMENT TO THE
AVIS BUDGET GROUP, INC.
AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN
October 26, 2021
This Amendment (this “Amendment”) to the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (the “Plan”), dated as of October 26, 2021, has been approved by the board of directors Avis Budget Group, Inc., a Delaware corporation (the “Company”).
AMENDMENT
Section 1.     Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Plan.
Section 2.     Authority to Amend the Plan. Pursuant to Section 8(d)(ii) of the Plan, the Board may at any time amend the Plan, in whole or in part, provided that such amendment does not adversely affect the rights of any Grantee (as defined in the Plan) without such Grantee’s consent. The Board has determined that this Amendment does not adversely affect any Grantee’s rights under the Plan, and as such, Grantee approval is not required to effectuate this Amendment.
Section 3.    Amendment to the Plan. The final sentence of Section 3 of the Plan is hereby amended by deleting such sentence in its entirety and replacing such sentence with the following:
“Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice, or cancel in exchange for a new Award or cash payment, any Option or Stock Appreciation Right with an exercise price or grant price, as applicable, above the then-current Fair Market Value of one share of Stock without first obtaining the approval of the Company’s stockholders. ”
Section 4.    Effect on the Amendment. Except as expressly amended hereby, the Plan shall remain in full force and effect. Any reference to the Plan contained in any notice, request or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.
Section 5.     Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.
Section 6.     Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

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